Exhibit 99.1
Dave & Buster’s Reports Second Quarter 2025 Financial Results
DALLAS, September 15, 2025 (GLOBE NEWSWIRE) -- Dave & Buster's Entertainment, Inc., (NASDAQ: PLAY), (“Dave & Buster's” or “the Company”), an owner, operator, and franchisor of entertainment and dining venues, today announced financial results for its second quarter of fiscal 2025 ended August 5, 2025.
Second Quarter 2025 Financial Summary
•Second quarter revenue was $557.4 million, a .05% increase compared to the second quarter of fiscal 2024.
•Comparable store sales decreased 3.0% compared to the same calendar period in fiscal 2024.
•Net income totaled $11.4 million, or $0.32 per diluted share, compared with net income of $40.3 million, or $0.99 per diluted share in the second quarter of fiscal 2024. Adjusted Net income totaled $14.1 million, or $0.40 per diluted share, compared with Adjusted Net income of $45.7 million, or $1.12 per diluted share in the second quarter of fiscal 2024.
•Adjusted EBITDA was $129.8 million compared to $151.6 million in the second quarter of fiscal 2024.
Other Highlights
•The Company appointed Tarun Lal as Chief Executive Officer and as a member of the Board of Directors effective July 14, 2025.
•The Company opened three new domestic Dave & Buster's stores in the second quarter. Subsequent to the end of the second quarter, the Company opened an additional domestic Dave & Buster's store and two additional Main Event stores.
•The Company opened its second international franchise store in India in the second quarter and expects to open at least five additional international franchise stores over the next six months.
•The Company completed the remodels of three Dave & Buster’s stores in the second quarter.
•The Company realized approximately $77 million in cash in the second quarter from sale leaseback and other real estate financing transactions.
•The Company’s same store sales quarter-to-date trends in the third quarter are consistent with where they were exiting the second quarter.

“I am deeply honored to take the helm and collaborate with this talented team to drive innovation, growth, and the company’s next chapter,” said Tarun Lal, Chief Executive Officer. “We operate strong brands, with an exceptional business model across a unique national footprint. In my first several weeks, I’ve visited stores across the nation and witnessed firsthand the pride and dedication of our teams and how much our customers love us. My immediate focus is clear: reinforce our guest-first culture, deliver memorable experiences, and drive meaningful growth in sales, cash flow and shareholder value. I am truly excited to help guide this business to realize it’s obvious and full potential with purpose, passion and excellence.”

Second Quarter 2025 Results
Total revenue was $557.4 million, a .05% increase from $557.1 million in the second quarter of fiscal 2024.
Comparable store sales decreased 3.0% versus the comparable period of fiscal 2024.
Operating income totaled $53.0 million compared with operating income of $84.5 million in the second quarter of fiscal 2024.
Net income totaled $11.4 million, or $0.32 per diluted share, compared with net income of $40.3 million, or $0.99 per diluted share in the second quarter of fiscal 2024. Adjusted Net income totaled $14.1 million, or $0.40 per diluted share, compared with an Adjusted Net income of $45.7 million, or $1.12 per diluted share in the second quarter of fiscal 2024.
Adjusted EBITDA totaled $129.8 million compared with Adjusted EBITDA of $151.6 million in the second quarter of fiscal 2024.
Store operating income before depreciation and amortization totaled $155.4 million compared with store operating income before depreciation and amortization of $173.5 million in the second quarter of fiscal 2024.
Cash Flow, Liquidity and Leverage
The Company generated $34.0 million in operating cash during the second quarter, ending the quarter with $443.3 million of available liquidity (cash plus availability under its $650.0 million revolving credit facility). The Company ended the quarter with a Net Total Leverage Ratio of 3.2x.1
Quarterly Report on Form 10-Q Available
The Company’s Quarterly Report on Form 10-Q, available at www.sec.gov and on the Company’s investor relations website, contains a thorough review of its financial results for the second quarter ended August 5, 2025.
Investor Conference Call and Webcast
Management will host a conference call to discuss these results on Monday, September 15, 2025 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Both the live and archived webcast of the conference call are available at ir.daveandbusters.com. Participants in the U.S. can access the conference call by dialing toll-free (877) 883-0383, and international participants can access by dialing (412) 902-6506. The participant entry number is 4607246. A replay will be available after the call for one year beginning at 6:00 p.m. Central Time (7:00 p.m. Eastern Time) and can be accessed by dialing toll-free (877) 344-7529 or by the international toll number (412) 317-0088. The replay access code is 4186999.

1 Net Total Leverage Ratio is defined in the Company's Credit Facility as the ratio of the aggregate principal amount of any Consolidated Debt less Unrestricted Cash and unrestricted Permitted Investments to Credit Adjusted EBITDA.

About Dave & Buster’s Entertainment, Inc.
Founded in 1982 and headquartered in Coppell, Texas, Dave & Buster's Entertainment, Inc., is the owner and operator of 240 stores in North America that offer premier entertainment and dining experiences to guests through two distinct brands: Dave & Buster’s and Main Event. The Company has 177 Dave & Buster’s branded stores in 43 states, Puerto Rico, and Canada and offers guests the opportunity to “Eat Drink Play and Watch” all in one location. Each store offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. The Company also operates 63 Main Event branded stores in 22 states across the country, and offers state-of-the-art bowling, laser tag, hundreds of arcade games and virtual reality, making it the perfect place for families to connect and make memories. Internationally, the Company is in early-stage growth as a franchisor of its brands with two Dave & Buster’s franchise stores currently open. For more information about each brand, visit daveandbusters.com and mainevent.com.
Forward-Looking Statements
The Company cautions that this release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, including: our ability to continue as a going concern; our ability to obtain waivers, and thereafter continue to satisfy covenant requirements under our revolving credit facility; our ability to access other funding sources; our overall level of indebtedness; general business and economic conditions; the impact of competition; the seasonality of the Company's business; adverse weather conditions; future commodity prices; guest and employee complaints and litigation; fuel and utility costs; labor costs and availability; changes in consumer and corporate spending; changes in demographic trends; changes in governmental regulations; unfavorable publicity; our ability to open new stores; and acts of God. Accordingly, actual results may differ materially from the forward-looking statements, and the Company therefore cautions you against relying on such forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more appropriate information becomes available, except as required by law.
Non-GAAP Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: Adjusted EBITDA, Credit Adjusted EBITDA (calculated in accordance with the Company’s Credit Facility), Net Total Leverage Ratio (calculated in accordance with the Company’s Credit Facility), Store operating income before depreciation and amortization, Adjusted net income, and Adjusted net income per share - Diluted, reconciliations of which can be found on the following pages (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies or calculated differently than similar measures used by other companies.
For Investor Relations Inquiries:
Cory Hatton, Head of Entertainment Finance, Investor Relations & Treasurer
Dave & Buster’s Entertainment, Inc.
Cory.Hatton@daveandbusters.com

DAVE & BUSTER'S ENTERTAINMENT, INC.
Consolidated Statements of Operations
(unaudited, in millions, except per share amounts)

	Three Months Ended				Six Months Ended
	August 5, 2025 (1)		August 6, 2024 (1)		August 5, 2025 (1)		August 6, 2024 (1)
Entertainment revenues	$364.5	65.4%	$375.7	67.4%	$731.1	65.0%	$761.4	66.5%
Food and beverage revenues	192.9	34.6%	181.4	32.6%	393.9	35.0%	383.8	33.5%
Total revenues	557.4	100.0%	557.1	100.0%	1,125.0	100.0%	1,145.2	100.0%
Cost of entertainment (1)	29.2	8.0%	32.9	8.8%	59.8	8.2%	66.1	8.7%
Cost of food and beverage (1)	47.2	24.5%	48.9	27.0%	98.8	25.1%	103.0	26.8%
Total cost of products	76.4	13.7%	81.8	14.7%	158.6	14.1%	169.1	14.8%
Operating payroll and benefits (2)	138.7	24.9%	131.2	23.6%	273.7	24.3%	272.8	23.8%
Other store operating expenses (2)	186.9	33.5%	170.6	30.6%	375.3	33.4%	346.6	30.3%
General and administrative expenses (2)	32.0	5.7%	28.0	5.0%	56.3	5.0%	56.0	4.9%
Depreciation and amortization expense	65.2	11.7%	57.5	10.3%	128.4	11.4%	120.3	10.5%
Pre-opening costs	4.1	0.7%	4.1	0.7%	10.1	0.9%	7.4	0.6%
Other charges and gains (2)	1.1	0.2%	(0.6)	-0.1%	6.4	0.6%	3.0	0.3%
Total operating costs	504.4	90.5%	472.6	84.8%	1,008.8	89.7%	975.2	85.2%
Operating income	53.0	9.5%	84.5	15.2%	116.2	10.3%	170.0	14.8%
Interest expense, net	38.7	6.9%	33.9	6.1%	75.5	6.7%	67.0	5.9%
Income before provision for income taxes	14.3	2.6%	50.6	9.1%	40.7	3.6%	103.0	9.0%
Provision for income taxes	2.9	0.5%	10.3	1.8%	7.6	0.7%	21.3	1.9%
Net income	$11.4	2.0%	$40.3	7.2%	$33.1	2.9%	$81.7	7.1%

Net income per share:
Basic	$0.33		$1.02		$0.96		$2.05
Diluted	$0.32		$0.99		$0.94		$1.99
Weighted average shares used in per share calculations:
Basic shares	34.52		39.67		34.56		39.94
Diluted shares	35.14		40.78		35.08		41.12

Other information:
Company-owned stores at end of period	237		224		237		224
Store operating weeks in the period	3,066		2,986		6,084		5,877
Total revenue per store operating weeks in the period (in thousands)	$182		$187		$185		$195
Total revenue per square foot per store operating weeks in the period (in dollars)	$4.43		$4.48		$4.49		$4.65
(1)All percentages are expressed as a percentage of total revenues for the respective period presented, except cost of entertainment, which is expressed as a percentage of entertainment revenues, and cost of food and beverage, which is expressed as a percentage of food and beverage revenues.
(2)Certain amounts for Periods Ended August 6, 2024 were reclassified to align with the presentation for the Periods Ended August 5, 2025.

DAVE & BUSTER'S ENTERTAINMENT, INC.
Other Operating Data
(unaudited, in millions)
Condensed Consolidated Balance Sheets:

	August 5, 2025	February 4, 2025
ASSETS
Cash and cash equivalents	$12.0	$6.9
Other current assets	104.8	87.5
Total current assets	116.8	94.4
Property and equipment, net	1,727.1	1,634.6
Operating lease right of use assets	1,281.0	1,318.4
Intangible and other assets, net	968.5	968.4
Total assets	$4,093.4	$4,015.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$350.0	$433.9
Operating lease liabilities	1,538.5	1,575.1
Other long-term liabilities	489.2	381.9
Long-term debt, net	1,549.5	1,479.1
Stockholders' equity	166.2	145.8
Total liabilities and stockholders' equity	$4,093.4	$4,015.8

Summary Cash Flow Information:

	Three Months Ended		Six Months Ended
	August 5, 2025	August 6, 2024	August 5, 2025	August 6, 2024
Net cash provided by operating activities:	$34.0	$101.8	$129.8	$210.6
Net cash used in investing activities:	(84.7)	(115.9)	(239.3)	(228.7)
Net cash provided by (used in) financing activities:	50.8	(4.9)	114.6	(6.1)
Increase (decrease) in cash and cash equivalents	$0.1	$(19.0)	$5.1	$(24.2)

DAVE & BUSTER'S ENTERTAINMENT, INC.
Non-GAAP Measures
(unaudited, in millions)
Adjusted EBITDA:
Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is presented because we believe that it provides useful information to investors and analysts regarding our operating performance. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. A reconciliation of net income to Adjusted EBITDA is provided below for the periods presented:

	Three Months Ended				Six Months Ended
	August 5, 2025 (6)		August 6, 2024 (6)		August 5, 2025 (6)		August 6, 2024 (6)
Net income (1)	$11.5	2.1%	$40.3	7.2%	$33.1	2.9%	$81.7	7.1%
Add back:
Interest expense, net	38.7		33.9		75.5		67.0
Provision for (benefit from) income taxes	2.9		10.3		7.6		21.3
Depreciation and amortization expense	65.2		57.5		128.4		120.3
Share-based compensation (2)	7.9		2.3		10.9		6.3
Transaction and integration costs (3)	0.2		0.4		0.4		1.0
System implementation costs (4)	0.9		2.7		2.4		6.6
Other items, net (5)	2.5		4.2		7.5		6.5
Adjusted EBITDA, a non-GAAP measure (1)	$129.8	23.3%	$151.6	27.2%	$265.8	23.6%	$310.7	27.1%
(1)All percentages are expressed as a percentage of total revenues for the respective period presented.
(2)Non-cash share-based compensation expense, net of forfeitures, recorded in General and administrative expenses on the consolidated comprehensive income statement.
(3)Transaction and integration costs related to the acquisition and integration of Main Event recorded in General and administrative expenses on the consolidated comprehensive income statement.
(4)System implementation costs represent expenses incurred related to the development and launch of new enterprise resource planning, human capital management and inventory software for our stores and store support teams and staff augmentation for the implementation team at the store support center. These charges are primarily recorded in Other charges and gains on the consolidated comprehensive income statement.
(5)The amount for the 2025 periods primarily consisted of one-time, third-party consulting fees, discretionary retention incentives, severance costs and loss on property and equipment transactions. The amount for the fiscal 2024 periods primarily consisted of one-time, third-party consulting fees and severance and restructuring charges, partially offset by a gain on property and equipment transactions. The third-party consulting fees for the 2025 period are not part of our ongoing operations and were incurred in association with a change in leadership to execute a discrete, project-based strategic initiative aimed at analyzing and summarizing growth opportunities for the Company. The third-party consulting fees for the 2024 period were not part of our ongoing operations and were incurred to execute two related, discrete, and project-based strategic initiatives aimed at transforming our marketing strategy and one discrete, project-based initiative to transform our supply chain operational efficiency. The transformative nature, narrow scope, and limited duration of these incremental consulting fees are not reflective of the ordinary course expenses incurred to operate our business. Third-party consulting fees, discretionary retention incentives and severance costs are included in General and administrative expenses on the Consolidated Statement of Comprehensive Income. (Gain) loss on property and equipment transactions is included in Other charges and gains on the Consolidated Statement of Comprehensive Income.
(6)All percentages are expressed as a percentage of total revenues for the respective period presented.

Store Operating Income Before Depreciation and Amortization:
Store Operating Income Before Depreciation and Amortization, a non-GAAP measure, represents operating income, plus depreciation and amortization expense, general and administrative expenses and pre-opening costs. We believe that Store Operating Income Before Depreciation and Amortization is another useful measure in evaluating our operating performance because it removes the impact of general and administrative expenses, which are not incurred at the store level, and the costs of opening new stores, which are non-recurring at the store level, and thereby enables the comparability of the operating performance of our stores for the periods presented. We also believe that Store Operating Income Before Depreciation and Amortization is a useful measure in evaluating our operating performance within the entertainment and dining industry because it permits the evaluation of store-level productivity, efficiency, and performance, and we use Store Operating Income Before Depreciation and Amortization as a means of evaluating store financial performance compared with our competitors. However, because this measure excludes significant items such as general and administrative expenses and pre-opening costs, as well as our interest expense, net, loss on debt extinguishment/refinance and depreciation and amortization expense, which are important in evaluating our consolidated financial performance from period to period, the value of this measure is limited as a measure of our consolidated financial performance.

	Three Months Ended				Six Months Ended
	August 5, 2025 (1)		August 6, 2024 (1)		August 5, 2025 (1)		August 6, 2024 (1)
Operating income	$53.0	9.5%	$84.5	15.2%	$116.2	10.3%	$170.0	14.8%
Add back:
General and administrative expenses	32.0		28.0		56.3		56.0
Depreciation and amortization expense	65.2		57.5		128.4		120.3
Pre-opening costs	4.1		4.1		10.1		7.4
Other Gains and Charges	1.1		(0.6)		6.4		3.0
Store operating income before depreciation and amortization, a non-GAAP measure (2)	$155.4	27.9%	$173.5	31.1%	$317.4	28.2%	$356.7	31.1%
(1)All percentages are expressed as a percentage of total revenues for the respective period presented.
(2)Certain fiscal 2024 amounts were reclassified to align with the fiscal 2025 presentation.

Credit Adjusted EBITDA and Net Total Leverage Ratio:
Credit Adjusted EBITDA, a non-GAAP measure, represents net income plus certain items as defined at Adjusted EBITDA above, as well as certain other adjustments as defined in our Credit Facility. These other adjustments include (i) entertainment revenue deferrals, (ii) the cost of new projects, including store pre-opening costs, (iii) business optimization expenses and other restructuring costs, and (iv) other costs and adjustments as permitted by the Debt Agreements. We believe the presentation of Credit Adjusted EBITDA is appropriate as it provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Credit Facility. The following table sets forth a reconciliation of Net income to Credit Adjusted EBITDA for the periods shown:

Trailing Four Quarters Ended August 5, 2025
Net income	$9.7
Add back:
Interest expense, net	143.8
Loss on debt refinancing	15.2
Provision for income taxes	(2.1)
Depreciation and amortization expense	246.3
Share-based compensation (1)	9.1
Transaction and integration costs (2)	2.8
System implementation costs (3)	6.9
Other items, net (4)	29.5
Pre-opening costs (5)	21.4
Credit Facility specific items, net (6)	11.6
Credit Adjusted EBITDA, a non-GAAP measure	$494.2
(1)See discussion of share-based compensation at Adjusted EBITDA above.
(2)See discussion of transaction and integration costs at Adjusted EBITDA above.
(3)See discussion of system implementation costs at Adjusted EBITDA above.
(4)Primarily consists of discretionary retention incentives, severance costs, (gain) loss on property and equipment transactions and certain third-party consulting fees. The third-party consulting fees are not part of our ongoing operations and were incurred to execute i) two related, discrete, and project-based strategic initiatives aimed at transforming our marketing strategy, ii) one discrete, project-based initiative to transform our supply chain operational efficiency and iii) certain costs incurred in association with a change in leadership to execute a discrete, project-based strategic initiative aimed at analyzing and summarizing growth opportunities for the Company. The transformative nature, narrow scope, and limited duration of these incremental consulting fees are not reflective of the ordinary course expenses incurred to operate our business. Third-party consulting fees, discretionary retention incentives and severance costs are included in General and administrative expenses on the Consolidated Statement of Comprehensive Income. (Gain) loss on property and equipment transactions is included in Other gains and charges on the Consolidated Statement of Comprehensive Income.
(5)Represents costs incurred, primarily consisting of occupancy and payroll related expenses, associated with the opening of new stores. These costs are considered a “cost of new projects” as defined in our Credit Facility.
(6)Represents other adjustments allowed under our Credit Facility in the determination of Net Total Leverage Ratio including i) amortization of software costs, ii) executive search fees, iii) public company costs, iv) estimated impact of remodels to financial performance and v) the proforma impact of certain leases that were reclassified as finance leases during fiscal 2025.

The following table provides a calculation of Net Total Leverage Ratio, as defined in our senior secured credit facility, for the period shown:

	As of, and for the Trailing Four Quarters Ended August 5, 2025
Credit Adjusted EBITDA (a)	$494.2
Total debt (1)	1,589.8
Less: Cash and cash equivalents	(12.0)
Add: Outstanding letters of credit	13.7
Net debt (b)	$1,591.5
Net Total Leverage Ratio (b / a)	3.2	x
(1)Amount represents the face amount of debt outstanding, net of unamortized debt issuance costs and debt discounts, and balances outstanding under finance leases.
Adjusted Net Income and Adjusted Net Income Per Share - Diluted:
Adjusted Net income, a non-GAAP measure, represents net income before special items, as calculated below, and Adjusted Net income per share - Diluted, a non-GAAP measure, represents Adjusted Net income on a fully diluted, per share basis. We believe excluding these special items from net income provides investors with a clearer perspective of our ongoing operating performance and a more relevant comparison to prior period results. The following table presents a reconciliation of Net income to Adjusted Net income and presents Adjusted Net income per diluted share, for the periods shown:

	Three Months Ended				Six Months Ended
	August 5, 2025		August 6, 2024		August 5, 2025		August 6, 2024
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Net income and net income per diluted share	$11.4	$0.32	$40.3	$0.99	$33.1	$0.94	$81.7	$1.99
Add back:
Transaction and integration costs (1)	0.2	0.01	0.4	0.01	0.4	0.01	1.0	0.02
System implementation costs (2)	0.9	0.03	2.7	0.07	2.4	0.07	6.6	0.16
Other items, net (3)	2.5	0.07	4.2	0.10	7.5	0.21	6.5	0.16
Tax impact of items above, net (4)	(0.9)	(0.03)	(1.9)	(0.05)	(2.7)	(0.08)	(3.6)	(0.09)
Adjusted Net income and Adjusted Net income per share - Diluted, non-GAAP measures	$14.1	$0.40	$45.7	$1.12	$40.7	$1.16	$92.2	$2.24
(1)See discussion of transaction and integration costs at Adjusted EBITDA above.
(2)See discussion of system implementation costs at Adjusted EBITDA above.
(3)See discussion of other items, net costs at Adjusted EBITDA above.
(4)The income tax effect related to special items is based on the statutory tax rate for the applicable period.